As filed with the Securities and Exchange Commission on October 10, 2017

Registration No. 333-214236

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-214236

UNDER THE SECURITIES ACT OF 1933

DigitalGlobe, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1420852 (IRS Employer Identification No.)

1300 W. 120th Avenue

Westminster, Colorado 80234

(303) 684-4000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

Michelle Kley

Secretary

DigitalGlobe, Inc.

1300 W. 120th Avenue

Westminster, Colorado 80234

(303) 684-4000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of DigitalGlobe, Inc., a Delaware corporation (the “Registrant”) that were registered on the following Registration Statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-3 (No. 333-214236), filed with the Commission on October 25, 2016, pertaining to the registration of an unspecified number of shares of common stock, par value $0.001 per share, shares of preferred stock, par value $0.001 per share, depositary shares, debt securities, warrants, rights and units of the Registrant.

On October 5, 2017, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 24, 2017, by and among the Registrant, Maxar Technologies Ltd. (“Parent”), Maxar Technologies Holdings Inc. and Merlin Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as an indirect wholly owned subsidiary of Parent.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and, in accordance with undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statement as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on October 10, 2017.

DIGITALGLOBE, INC.

By:	/s/ Daniel L. Jablonsky
Name: Daniel L. Jablonsky
Title: President

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Director
/s/ Daniel L. Jablonsky	(Principal Executive Officer)	October 10, 2017
Daniel L. Jablonsky

/s/ William McCombe	Chief Financial Officer, Director
William McCombe	(Principal Financial Officer)	October 10, 2017

Senior Vice President and Chief
Accounting Officer
/s/ Jose Torres	(Principal Accounting Officer)	October 10, 2017
Jose Torres

/s/ Michelle Kley	Director	October 10, 2017
Michelle Kley

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